Exhibit 99.1

Biomet, Inc. Announces FTC Grant of Early Termination of Waiting Period

Under HSR Act For Proposed Acquisition of Biomet, Inc.

Warsaw, IN . . . February 20, 2007 (NASDAQ:BMET)

Biomet, Inc. today reported that the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the proposed acquisition of Biomet by an entity currently controlled by private equity funds sponsored by each of The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts and Texas Pacific Group (the “Sponsor Group”).

On December 18, 2006, Biomet announced that it had entered into an agreement to be acquired by the Sponsor Group in a merger transaction. The Sponsor Group has agreed to pay $44.00 per common share of Biomet upon the closing of the merger. On January 17, 2007, Biomet and the Sponsor Group submitted pre-merger notification and report forms with the FTC and the United States Department of Justice, Antitrust Division. The granting of early termination of the waiting period means the proposed acquisition has cleared U.S. antitrust review, but remains subject to satisfaction of several other conditions, including approval of the transaction by Biomet’s shareholders.

Although the terms of the merger agreement also require that the parties receive the approval of the antitrust authorities in the European Union, no such approval is required by the parties in connection with the proposed merger.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. The Company’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: Biomet’s inability to satisfy the conditions to closing the merger (including shareholder approval) and other risk factors as set forth from time to time in Biomet’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved. Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Biomet filed with the SEC a preliminary proxy statement. The definitive proxy statement will be mailed to the shareholders of Biomet when it becomes available. Biomet’s shareholders are urged to read the preliminary proxy statement, and the definitive proxy statement when it becomes available, because the preliminary proxy statement contains, and the definitive proxy statement will contain, important information about the acquisition and Biomet. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Biomet by going to Biomet’s Investor Relations page on its corporate website at http://www.Biomet.com.

Biomet and its officers and directors may be deemed to be participants in the solicitation of proxies from Biomet’s shareholders with respect to the merger. Information about Biomet’s executive officers and directors and their ownership of Biomet stock is set forth in the preliminary proxy statement, which was filed with the SEC on January 30, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Biomet and its respective executive officers and directors in the merger by reading the preliminary proxy statement filed with the SEC and definitive proxy statement when it becomes available.

For further information contact Greg W. Sasso, Senior Vice President, Corporate Development and Communications at (574) 372-1528 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

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